Exhibit 10.1

AgFeed Industries, Inc.
2010 Long-Term Incentive Plan

Restricted Stock Award Agreement

AgFeed Industries, Inc. (the “Company”) has established its 2010 Long-Term Incentive Plan (the “Plan”) to advance the interests of AgFeed and its stockholders by providing incentives to certain eligible persons who contribute significantly to the strategic and long-term performance objectives and growth of AgFeed and any parent, subsidiary or affiliate of AgFeed.  All capitalized terms not otherwise defined in this Agreement have the same meaning given such capitalized terms in the Plan.

Pursuant to the provisions of the Plan, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) has full power and authority to direct the execution and delivery of this Agreement in the name and on behalf of AgFeed, and has authorized the execution and delivery of this Agreement.

Grantee's Name:

The undersigned individual (the “Grantee”) has been granted a Restricted Stock Award, subject to the terms and conditions of the Plan and this Restricted Stock Award Agreement (the “Agreement”), as follows:

1.	Date of Grant: , 20___

2.	Number of Shares Granted: shares (the “Shares”)

3.	Type of Shares: Common Stock, par value $0.001 per share

4.	Vesting: One-third of the Shares shall vest on each anniversary of the Date of Grant.

5.           Forfeiture Restrictions:  Grantee shall have all of the rights and privileges of a stockholder of the Company with regard to the Shares, except that the following restrictions shall apply:

(a)  The Shares may not be sold, assigned, pledged, exchanged, hypothecated, gifted or otherwise transferred, and Grantee represents and warrants to Company that he/she shall not sell, assign, pledge, exchange, hypothecate, gift or otherwise transfer the Shares in violation of applicable securities laws or the provisions of this Agreement.

(b)  In the event that the Grantee has terminated employment with, or ceased to perform services for, including as a director, for the Company, the Shares that were not vested on the date of such termination or cessation of service shall be automatically forfeited to the Company, without any action by the Company or payment therefor.

(c)  If all or any portion of the Shares are forfeited under this Agreement, all rights of a stockholder with respect to such Shares, including the right to vote and receive dividends with respect thereto, shall cease immediately on the date of the forfeiture.

6.           Taxes and Section 83(b) Election:  Grantee shall be solely responsible for any taxes payable on the transfer of the Shares.  Grantee shall promptly pay to the Company, or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind required by law to be withheld with respect to the receipt of the Shares (including in cases where he or she has made an election in accordance with Section 83(b) of the Internal Revenue Code (the “Election”), and any tax obligation of Grantee arising in connection with the Election and the Grantee shall indemnify and hold harmless the Company and its affiliates for any taxes payable on the transfer of the Shares hereunder. Grantee acknowledges that (a) Grantee has been informed of the availability of making an Election; (b) that the Election must be filed with the Internal Revenue Service within thirty (30) days of the Date of Grant; and (c) that Grantee is solely responsible for making such Election. Grantees who do not make the Election acknowledge that dividends, if any, on the Shares will be treated as compensation and subject to tax withholding in accordance with the Company's practices and policies.  Grantee shall send a copy of the Election to the Chief Financial Officer of the Company and the Chairman of the Compensation Committee at 100 Bluegrass Commons Blvd., Suite 310, Hendersonville, Tennessee  37075, with a copy to Sunjeet S. Gill, Esq., counsel to the Company, at Stevens & Lee, 111 North Sixth Street, Reading, Pennsylvania  19603-0679, fax no. (610) 371-1228.

7.           Book Entry:  The Grantee acknowledges that the Shares may be evidenced by uncertificated shares or otherwise in book entry form in which case the Grantee shall receive a statement of holdings evidencing ownership of the Shares.  In addition, notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares of stock (whether subject to restrictions or unrestricted) may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of such shares.  The Company shall not be obligated to issue or deliver any shares of its common stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

8.           Entire Agreement; Amendment or Modification; Governing Law:  The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof.  The Agreement may only be amended or terminated at any time by written agreement of both of the parties hereto.  This agreement is governed by the internal substantive laws but not the choice of law rules of the Commonwealth of Pennsylvania.

9.           No Guarantee of Continued Service:  GRANTEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING TO BE ENGAGED BY THE COMPANY OR ITS AFFILIATES IN HIS OR HER CAPACITY AS AN EMPLOYEE OR DIRECTOR, UNLESS THE COMMITTEE OTHERWISE PROVIDES. GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE GRANTEE’S ENGAGEMENT WITH THE COMPANY OR ITS AFFILIATES AT ANY TIME.

10.         Interpretation and Construction:  Whenever possible, each provision in this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement will be held to be prohibited by or invalid under applicable law, then (a) such provisions will be deemed amended to accomplish the objectives of the provisions as originally written to the fullest extent permitted by law and (b) all other provisions of this Agreement will remain in full force and effect. If any benefit provided under this Agreement is subject to the provisions of Section 409A of the Internal Revenue Code and the regulations issued thereunder, the provisions of the Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A and the regulations issued thereunder (or disregarded to the extent such provision cannot be so administered, interpreted, or construed).

No rule of strict construction will be implied against the Company or any other person in the interpretation of any of the terms of this Agreement or any rule or procedure established by the Committee.

11.         Power of Attorney:  Grantee hereby grants to the Company a power of attorney and declares that the Company shall be the attorney-in-fact to act for and on behalf of the Grantee, to act in his/her name, place and stead, in connection with any and all transfers of Shares, whether or not vested, to the Company pursuant to this Agreement, including in the event of termination of the Grantee's engagement by the Company or its affiliates.

12.         Assurances:  Grantee agrees, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements that may be required by the Company to implement the provisions and purposes of this Agreement.

All other terms and conditions applicable to this Award shall be as set forth in the Plan.

GRANTEE:	AGFEED INDUSTRIES, INC.:

By:
Signature		Gerard Daignault Chief Operating Officer

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Date: , 20___